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                                                                     EXHIBIT 4.3
                          REGISTRATION RIGHTS AGREEMENT



DATED:         June 20, 1997

BETWEEN:       Protection One, Inc.,
                 a Delaware corporation
               3900 S.W. Murray Boulevard
               Beaverton, Oregon 97005                       ("POI")

AND:           Jeffery E. Kerr
               4114 E. Indian School Road
               Phoenix, Arizona 85018                        (the "Shareholder")


                                    RECITALS:

               A. Pursuant to that certain Stock Purchase Agreement dated June 20, 1997, between Protection One Alarm Monitoring, Inc. ("Monitoring") and Shareholder and any amendments thereto (collectively, the "Purchase Agreement"), POI (i) will issue and sell on the Closing Date (defined in the Purchase Agreement) to Shareholder, such number of shares of the Common Stock, par value $.01 per share of POI ("Common Stock"), the Closing Value (defined in the Purchase Agreement) of which equals Thirteen and 25/1000 Dollars ($13.025) (the "Registrable Shares"); and (ii) has agreed to file with the Securities and Exchange Commission, as soon as possible, a registration statement on Form S-3 (as from time to time amended, the "Registration Statement") registering the offer and sale by Shareholder from time to time of the Registrable Shares included therein when so registered (the "Registered Shares"); and

               B. Section 3.2 of the Purchase Agreement contemplates that Shareholder will enter into this Registration Rights Agreement (the "Agreement") to further define his rights and responsibilities with respect to the Registrable Shares.

               NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements contained in this Agreement, the parties hereto agree as follows:

               1. Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

                  1.1 Business Day: any day that is not a Saturday, Sunday or bank holiday in California.


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                  1.2 Commission: the Securities and Exchange Commission, or any
other federal agency at the time administering the Securities Act.

                  1.3 Exchange Act: the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, as they each may from time to time be in effect. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar federal statute.

                  1.4 Registered Shares: the meaning specified in Recital A.

                  1.5 Registrable Shares: the meaning specified in Recital A.

                  1.6 Registration Statement: the meaning specified in Recital A.

                  1.7 Securities Act: the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, as they may each from time to time be in effect. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of such similar federal statute.

               2. Obligations of POI. POI shall:

                  2.1 Registration. File the Registration Statement with the Commission within five (5) business days of the date of this Agreement, and thereafter use all reasonable efforts to cause the Registration Statement to be declared effective as soon as possible.

                  2.2 Amendments and Supplements. Use all reasonable efforts to prepare and file with the Commission all such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of Registered Shares for a period of two (2) years or, if earlier, until such time as all of such Registered Shares either (i) have been disposed of by the seller or sellers thereof in accordance with the intended methods of disposition thereof or (ii) are eligible for distribution to the public pursuant to Rule 144 (or any successor rule) under the Securities Act; provided, however, that such two (2) year period shall be extended for a period of time equal to the period Shareholder refrains from selling Registered Shares at the request of POI or of an underwriter of Common Stock (or other securities of POI) pursuant to the provisions hereof.

                  2.3 Copies of Prospectus. Furnish to Shareholder such numbers of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) as Shareholder may reasonably request in order to effect the sale of the Registered Shares to be offered and sold by Shareholder, but only while POI is required to cause the Registration Statement to remain effective and usable.



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                  2.4 Blue Sky Laws. Use all reasonable efforts to register or qualify the offering of Registrable Shares covered by the Registration Statement under the securities laws of such states as the Shareholder shall reasonably request; provided, however, that POI shall not be required in connection with this Section 2.4 to qualify generally to do business as a foreign corporation under the laws of any jurisdiction in which POI is not then otherwise required to be qualified, or to file any general consent to service of process or to take any other action that would subject POI to general service of process in any jurisdiction in which POI is not then so subject.

                  2.5 Amendment to Prospectus. Notify Shareholder at any time when a prospectus relating to such registration is required under the Securities Act to be delivered of the happening of an event that requires the making of a change in such prospectus as then in effect, or the related Registration Statement, in order that such document(s) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and Shareholder thereupon shall immediately cease making offers and sales of Registrable Shares pursuant to the Registration Statement or deliveries of the prospectus contained therein for any purpose, and if requested by POI, shall return to POI all copies of such prospectus not theretofore delivered by Shareholder to third parties. After securing such approvals as may be necessary, POI shall promptly prepare, file with Commission and furnish to Shareholder revised prospectuses or such supplements to or amendments of the prospectus as POI may deem necessary, and following their receipt of the same, Shareholder shall be free to resume making offers of the Registered Shares.

                  2.6 Stop Orders. Notify Shareholder of any stop order or any similar proceeding initiated by any federal or state regulatory authority with respect to the Registration Statement.

                  2.7 Listing. Cause all Registered Shares hereto to be listed on each securities exchange, if any, on which the Common Stock is then listed or with the National Association of Securities Dealers, Inc.

               3. Conditions to Obligations of POI. The obligations of POI under
Section 2 hereof are subject to the satisfaction of each of the following conditions:

                  3.1 Information. Shareholder shall furnish to POI such information regarding Shareholder, his Registrable Shares (and Shareholder's other holdings of POI securities, if any) and Shareholder's proposed methods of distribution of his Registered Shares, and shall execute and deliver to POI such documents, as POI may reasonably request in order to permit POI to comply with all applicable requirements of the Securities Act or any applicable state securities law or to obtain acceleration of the effective date of the Registration Statement. Without limiting the generality of the foregoing, Shareholder hereby represents and warrants that all information provided by Shareholder for inclusion in the prospectus with respect to Shareholder, Shareholder's


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Registerable Shares and other holdings of POI's securities (if any) and
Shareholder's proposed methods of distributing the Registrable Shares is and shall be complete and accurate.

                  3.2 Compliance with Agreement. Shareholder shall have complied with all terms and conditions of this Agreement to be complied with by Shareholder.

                  3.3 Closing under Purchase Agreement. The Closing (as such term is defined under the Purchase Agreement) of the purchase and sale of the AAA Stock (as such term is also defined under the Purchase Agreement) under the Purchase Agreement shall have occurred at the time and in the manner set forth in the Purchase Agreement.

                  3.4 Exchange of Registrable Shares. Shareholder shall not have elected pursuant to the Purchase Agreement to exchange the stock certificates for the Registrable Shares which Monitoring delivered to Shareholder at the Closing in exchange for cash.

               4. Allocation of Expenses. All discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals and all fees and expenses of separate counsel and accountants for Shareholder, if any, with respect to Shareholder's sale, transfer, pledge or other disposition of the Registered Shares shall be borne by Shareholder. Except as otherwise required by any federal or state regulatory authority, POI shall bear all other expenses incurred by POI in performing its obligations hereunder, including, without limitation, registration and filing fees, fees and expenses of complying with applicable state securities laws, fees and expenses incurred in connection with the listing of Registered Shares on any securities exchange or with the National Association of Securities Dealers, printing expenses, fees and disbursements of counsel for, and independent certified public accountants of, POI, and fees and expenses of any other party or parties retained by POI in connection with the applicable registration.

               5. Restrictive Legends; Restrictions on Resale.

                  5.1 Legend. Each certificate representing Registrable Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS. THE SALE, TRANSFER, PLEDGE OR ANY OTHER DISPOSITION OF THE SHARES REPRESENTED BY THESE CERTIFICATES IS SUBJECT TO THE TERMS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF JUNE 20, 1997, BETWEEN THE ISSUER AND THE HOLDER THEREOF.

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                  5.2 Restrictions on Resale. Shareholder shall not offer,
pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, the Registrable Shares until the effective date of the Registration Statement. Shareholder may sell, transfer, pledge or otherwise dispose of the Registered Shares at any time after the effective date of the Registration Statement. After the effective date of the Registration Statement, shall provide Shareholder with a new certificate for the Registered Shares without the first sentence of the legend set forth in Section 5.1 within five (5) business days after Shareholder has surrendered Shareholder's original certificate with the legend set forth in Section 5.1.

               6. Termination of Agreement. If the Closing of the purchase and sale of the AAA Stock (as such term is also defined under the Purchase Agreement) under the Purchase Agreement does not occur for any reason or if Shareholder elects after the Closing to exchange Shareholder's stock certificates for the Registrable Shares for cash pursuant to the Purchase Agreement, then POI may terminate this Agreement by delivering to Shareholder written notice of termination and this Agreement shall be of no further force and effect as of the date of such notice, including the obligations of POI set forth in Section 2 hereof.

               7. Miscellaneous.

                  7.1 Notices. All notices, requests, consents, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been duly given or made (i) when delivered by hand or by a courier service, (ii) when sent by telecopier of sent on a Business Day or if so sent on a day that is not a Business Day, on the first Business Day thereafter, or (iii) three (3) Business Days after being sent by registered or certified first-class mail, in each case addressed as follows:

                       7.1.1 If to Shareholder, at Shareholder's address set forth on the first page of this Agreement or such other address as specified in writing to POI.

                       7.1.2 If to POI, initially at the address set forth in the Purchase Agreement, and thereafter at such other address notice of which is given in accordance with the provisions of this Section 7.1.

                  7.2 Entire Agreement. This Agreement embodies the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior discussions, negotiations, understandings and agreements relating to such subject matter hereof.

                  7.3 Third Party Beneficiaries. This Agreement is intended to, and shall, inure to the benefit only of the parties hereto and their respective successors and permitted assigns.


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                  7.4 Assignment. Neither this Agreement nor the rights or
obligations hereunder of any party hereto may be assigned, delegated or otherwise transferred by any such party.

                  7.5 Amendments. This Agreement may be amended, supplemented or (except as hereinafter expressly provided to the contrary) terminated, and the time for the performance of any of the covenants to be performed by POI hereunder for the benefit of the Shareholder may be extended, or such performance may be waived, only by a writing executed by POI and Shareholder.

                  7.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.7 Headings. The headings of this Agreement have been added for convenience only and shall not be used in any way to construe or otherwise affect this Agreement.

                  7.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to agreements made and wholly performed in such state.

               IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above writing.

                              POI:

                              PROTECTION ONE, INC.


                              By:
                                 ----------------------------
                              Its:
                                 ----------------------------

                              SHAREHOLDER:


                              -------------------------------
                              Jeffery E. Kerr


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                   ADDENDUM TO REGISTRATION RIGHTS AGREEMENT


DATED:          June 30, 1997

BETWEEN:        Protection One, Inc.,
                a Delaware corporation
                3900 S.W. Murray Boulevard
                Beaverton, Oregon 97005                     ("POI")

AND:            Jeffrey E. Kerr
                4114 E. Indian School Road
                Phoenix, Arizona 85018          (the "Shareholder")

        On June 20, 1997, the parties executed and delivered a Registration Rights Agreement (the "Agreement").

        NOW THEREFORE, the parties agree as follows:

        1. Defined Terms. Unless given a different meaning herein, all capitalized terms used in this Addendum to Registration Rights Agreement ("Addendum") shall have the meanings ascribed to them in the Agreement.

        2. Continuing Effectiveness. Except as expressly modified herein, all of the terms, conditions, covenants and exhibits set forth in the Agreement remain in full force and effect among the parties.

        3. Conditions to Obligations of POI. Section 3.4 of the Agreement is hereby amended in its entirety to provide as follows:

                "3.4 Exchange of Registrable Shares. Shareholder shall not have elected pursuant to the Purchase Agreement either (i) to exchange the stock certificates for the Registrable Shares which Monitoring delivered to Shareholder at the Closing in exchange for cash or (ii) to retain the Registrable Shares as "restricted stock" in lieu of their registration pursuant to the Agreement.

        4. Termination of Agreement. Section 6 of the Agreement is hereby amended in its entirety to provide as follows:

                "If the Closing of the purchase and sale of the AAA Stock (as such term is also defined under the Purchase Agreement) under the Purchase Agreement does not occur for any reason or if Shareholder elects after the Closing either (i) to exchange

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        Shareholder's stock certificate for the Registrable Shares for cash pursuant to the Purchase Agreement or (ii) to retain the Registrable Shares as "restricted stock," in lieu of their registration pursuant to the Agreement, then POI may terminate this Agreement by delivering to Shareholder written notice of termination and this Agreement shall be of no further force and effect as of the date of such notice, including the obligations of POI set forth in Section 2 hereof."

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above writing.

                                        POI:

                                        PROTECTION ONE, INC.


                                        By:  /s/ JOHN B. MACK, III
                                             ------------------------
                                        Its: Executive Vice President
                                             ------------------------

                                        SHAREHOLDER:

                                        /s/ JEFFREY E. KERR
                                        -----------------------------
                                        Jeffrey E. Kerr





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